Exhibit 32.0

                   SECTION 1350 CERTIFICATIONS


I, Thomas F. Prisby, Chairman of the Board and Chief Executive Officer, and Charles V. Cole, Executive Vice President and Chief Financial Officer, of CFS Bancorp, Inc. (the "Company"), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     (1)  Amendment No. 1 to the Annual Report on Form 10-K of the
          Company for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:     April 22, 2005           By:  /s/ Thomas F. Prisby
                                        ------------------------------
                                        Thomas F. Prisby
                                        Chairman of the Board and
                                        Chief Executive Officer


Date:     April 22, 2005           By:  /s/ Charles V. Cole
                                        ------------------------------
                                        Charles V. Cole
                                        Executive Vice President and
                                        Chief Financial Officer



A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to CFS Bancorp, Inc. and will be retained by CFS Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.